Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Nobel Learning Communities, Inc. of our report dated September 3, 2002, related to the consolidated financial statements of Nobel Learning Communities, Inc. appearing in this Company’s Annual report on the Form 10-K of Nobel Learning Communities, Inc. for the year ended June 30, 2002.

/s/ PricewaterhouseCoopers, L.L.P.

Philadelphia, PA
April 20, 2005